Exhibit 99.1

Harte Hanks Reports Fiscal 2023 First Quarter Results and Announces Share Repurchase Program

Chelmsford, Massachusetts – May 2, 2023 -- Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for 100 years, today announced financial results for the first quarter period ended March 31, 2023. The Company also announced that its Board approved a share repurchase program with authorization to repurchase $6.5 million of the Company’s common stock, or approximately 10% of its outstanding shares.

Brian Linscott, Chief Executive Officer, commented: “As discussed last quarter, we expected modest revenue gains in Q1 in comparison to Q1 2022 despite a tough comparison due to non-continuing pandemic related projects and a large recall event that fell in the first half of last year. Instead, as a result of the economic environment we have experienced reduced client spend and delays in project starts that drove a modest decline in revenue for the quarter. First quarter revenue pressure was partially offset by incremental revenue from the InsideOut acquisition, coupled with increased lower-margin logistics revenue when compared to last year. Notwithstanding the lower first quarter revenues, we delivered positive EBITDA that demonstrated the durability of our business model. For the second quarter, we expect sequential improvement to EBITDA.”

“In addition, the Board of Directors has authorized an expansion of our capital allocation strategy to include a new share buyback program. This action underscores the Board’s confidence in the strength of our balance sheet, and our ability to execute our strategy to maximize shareholder value and deliver sustainable profits,” concluded Linscott.

First Quarter Financial Highlights

●	Total revenues for Q1 2023 were $47.1 million, down 4%, compared to $49.1 million in Q1 2022. Included in 2023 was $2.8 million from InsideOut acquired in fourth quarter of 2022.
●	Operating income was $1.1 million compared to $3.9 million in the prior year quarter.
●	Net loss of $0.8 million was impacted by a $0.9 million non-cash currency loss, compared to net income of $3.3 million in the prior year.
●	Diluted EPS was ($0.11) compared to $0.39 for the prior year’s first quarter.
●	EBITDA was $2.1 million compared to $4.5 million in the same period in the prior year.

Segment Highlights

●

Customer Care, $14.4 million in revenue, 31% of total – Segment revenue declined $3.3 million versus prior year and EBITDA totaled $2.0 million for the quarter. Pressure on both revenue and EBITDA was primarily driven by non-recurring pandemic-related projects and timing of a large recall project in 2022. New business wins that are expected to positively impact results during the second quarter include:

o	As a result of our experience with streaming apps we were selected to provide direct-to-consumer streaming support by a sports streaming provider
o	A state government selected Harte Hanks to provide customer support for a state’s implementation and execution of the National School Lunch Program

●

Fulfillment & Logistics Services, $21.5 million in revenue, 45% of total – Segment revenue grew by $3.1 million versus the prior year quarter and EBITDA for Q1 2023 totaled $2.2 million. Revenue mix drove the reduced EBITDA margins as growth in lower-margin logistics revenue was offset by reduced volumes in our financial services vertical that yielded higher margins. New

o

A growing, national printing company subscribed to our Allink pricing and supply chain management software. This is expected to provide us with additional supply chain and logistics revenue opportunities.

o	An international swimwear manufacturer selected Harte Hanks to fulfill North American e-commerce orders.

●

Marketing Services, $11.2 million in revenue, 24% of total – Segment revenue declined $1.7 million compared to the prior year quarter and EBITDA for the quarter totaled $1.2 million. Pressure on both revenue and EBITDA was driven by a reduction in legacy direct mail campaigns and lighter project volumes. New business wins that are expected to positively impact results during second quarter include:

o	A biopharmaceutical company focused on therapeutic solutions has appointed Harte Hanks to create and implement the strategic foundation of a global multichannel Patient Support Program.

Consolidated First Quarter 2023 Results

First quarter revenues were $47.1 million, down 4.0% from $49.1 million in the first quarter of 2022. The Company’s Fulfillment & Logistics Services segment grew, partially offsetting declines in Marketing Services and Customer Care.

First quarter operating income was $1.1 million, compared to operating income of $3.9 million in the first quarter of 2022. The decrease resulted from a less favorable revenue mix and lower consolidated revenue.

Net loss for the quarter was $0.8 million, or ($0.11) per diluted share, compared to net income of $3.3 million, or $0.39 per diluted share, in the first quarter last year. Results this quarter included $0.9 million of non-cash currency losses.

Balance Sheet and Liquidity

Harte Hanks ended the quarter with $13.1 million in cash and cash equivalents and $24.2 million of capacity on its credit line. The Company has no outstanding debt as of March 31, 2023. In addition, the Company received a Federal income tax refund of $5.3 million during the first quarter related to a net operating loss (NOL) carryback. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2023 and beyond. That said, however, given the current challenging economic environment, the Company is cautious about conveying expectations beyond Q2.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results on Tuesday, May 2, 2023 at 4:30 p.m. EST. Interested parties may access the webcast at https://investors.hartehanks.com/events or may access the conference call by dialing (888) 506-0062 in the United States or (973) 528-0011 from outside the U.S. and using access code 483090.

A replay of the call can also be accessed via phone through May 16, 2023 by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 48226.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

For more information, visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net, income tax expense (benefit) and depreciation expense. The most directly comparable measure for EBITDA is Net Income (Loss). We believe EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including this non-GAAP financial measures. The Company believes that the presentation of this non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of this non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability.

1EBITDA is a non-GAAP financial measure. See “Supplemental Non-GAAP Financial Measures” below. EBITDA is also the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink or Tom Baumann

646.809.4048 / 646.349.6641

FNK IR

HHS@fnkir.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2023	2022
Revenues	$47,120	$49,062
Operating expenses
Labor	24,465	25,918
Production and distribution	14,452	12,718
Advertising, selling, general and administrative	6,084	5,933
Depreciation and amortization expense	1,066	599
Total operating expenses	46,067	45,168
Operating income	1,053	3,894
Other expense, net
Interest (income) expense, net	(210)	134
Pension expense	511	340
Foreign currency loss (gain)	929	(399)
Other expense, net	1,146	20
Total other expense, net	2,376	95
(Loss) income before income taxes	(1,323)	3,799
Income tax (benefit) expense	(532)	454
Net (loss) income	(791)	3,345
Less: Preferred stock dividends	-	122
Less: Earnings attributable to participating securities	-	404
(Loss) income attributable to common stockholders	$(791)	$2,819

(Loss) Earning per common share
Basic	$(0.11)	$0.40
Diluted	$(0.11)	$0.39

Weighted-average common shares outstanding
Basic	7,425	6,991
Diluted	7,425	7,286

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	March 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$13,118	$10,364
Accounts receivable (less allowance for doubtful accounts of $229 at March 31, 2023 and $163 at December 31, 2022)	37,238	39,700
Unbilled accounts receivable	6,907	7,893
Contract assets	305	309
Prepaid expenses	3,385	2,176
Prepaid income tax and income tax receivable	13	4,262
Other current assets	1,213	1,607
Total current assets	62,179	66,311

Net property, plant and equipment	10,103	10,523
Right-of-use assets	19,190	19,169
Other assets	23,411	23,981
Total assets	$114,883	$119,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,998	$22,465
Accrued payroll and related expenses	3,442	6,679
Deferred revenue and customer advances	4,656	4,590
Customer postage and program deposits	1,327	1,223
Other current liabilities	2,915	2,862
Short-term lease liabilities	5,927	5,747
Total current liabilities	38,265	43,566

Pensions liabilities - Qualified plans	17,988	18,674
Pension liabilities - Nonqualified plan	18,857	19,098
Long-term lease liabilities, net of current portion	16,091	16,575
Other long-term liabilities	2,717	3,263
Total liabilities	93,918	101,176

Stockholders' equity
Common stock	12,221	12,221
Additional paid-in capital	197,413	218,411
Retained earnings	845,699	846,490
Less treasury stock	(988,686)	(1,010,012)
Accumulated other comprehensive loss	(45,682)	(48,302)
Total stockholders' equity	20,965	18,808

Total liabilities and stockholders' equity	$114,883	$119,984

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2023	2022
Net (Loss) income	$(791)	$3,345
Income tax (benefit) expense	(532)	454
Other expense, net	2,376	95
Depreciation and amortization expense	1,066	599
EBITDA	$2,119	$4,493

Operating income	$1,053	$3,894
Stock-based compensation	540	288
Adjusted operating income	$1,593	$4,182
Adjusted operating margin (a)	3.4%	8.5%

(a) Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended March 31, 2023	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
			(In thousands)
2023
Revenues	$11,238	$14,416	$21,466	$-	$47,120
Segment Operating Expense	$9,259	$11,654	$18,509	$5,579	$45,001
Contribution margin (loss)	$1,979	$2,762	$2,957	$(5,579)	$2,119
Shared Services	$789	$713	$759	$(2,261)	$-
EBITDA	$1,190	$2,049	$2,198	$(3,318)	$2,119
Depreciation and Amortization Expense	$48	$401	$246	$371	$1,066
Operating income (loss)	$1,142	$1,648	$1,952	$(3,689)	$1,053

Quarter ended March 31, 2022	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
2022
Revenues	$12,924	$17,742	$18,396	$-	$49,062
Segment Operating Expense	$10,350	$13,560	$15,159	$5,500	$44,569
Contribution margin (loss)	$2,574	$4,182	$3,237	$(5,500)	$4,493
Shared Services	$1,113	$718	$851	$(2,682)	$-
EBITDA	$1,461	$3,464	$2,386	$(2,818)	$4,493
Depreciation and Amortization Expense	$102	$202	$202	$93	$599
Operating income (loss)	$1,359	$3,262	$2,184	$(2,911)	$3,894

SOURCE: Harte Hanks, Inc.